Exhibit 10.44

AMENDMENT TO THE SPX CORPORATION SUPPLEMENTAL RETIREMENT SAVINGS PLAN

SPX Corporation currently maintains the SPX Corporation Supplemental Retirement Savings Plan (the “Plan”). Pursuant to the powers of amendment reserved in Section 7.1 of the Plan, effective as of December 18, 2017, SPX Corporation hereby amends the Plan in the following manner:
1.    For Plan Years beginning after 2016, Section 2.1 of the Plan is amended by replacing the references to “pay grade level of H or above” with “pay grade level of 0 to 4”.